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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our report dated November 27, 1996, except as to the stock split and share authorizations described in Note 14 which is as of December 10, 1996, relating to the financial statements of CIENA Corporation, which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.



/s/ PRICE WATERHOUSE LLP

PRICE WATERHOUSE LLP

Falls Church, VA
May 30, 1997